As filed with the Securities and Exchange Commission on January 30, 2013.

Registration no. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLEETMATICS GROUP PLC

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s Name into English)

Ireland	7372	27-3112485
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Fleetmatics Group PLC

Block C, Cookstown Court

Belgard Road

Tallaght

Dublin 24

Ireland

+353 (1) 413 1250

(Address, Including ZIP Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

FleetMatics USA Group Holdings, Inc.

70 Walnut Street

Wellesley Hills, MA 02481

(866) 844-2235

(Name, Address, Including ZIP Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

James Travers

Chief Executive Officer

70 Walnut Street

Wellesley Hills, MA 02481

(866) 844-2235

Kenneth J. Gordon, Esq. Joseph C. Theis Jr., Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed offering to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Ordinary shares, par value €0.015 per share	805,000	$25.00	$20,125,000	$2,745.05

(1)	Represents only the additional number of shares being registered and includes 105,000 ordinary shares that may be purchased by the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-186109).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $211,876,000 on a Registration Statement on Form F-1 (File No. 333-186109), which was declared effective by the Securities and Exchange Commission on January 30, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $20,125,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Fleetmatics Group PLC is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form F-1 (File No. 333-186109), which we originally filed on January 22, 2013, as amended, or the Registration Statement, and which the SEC declared effective on January 30, 2013.

We are filing this registration statement for the sole purpose of increasing by 805,000 ordinary shares the amount of ordinary shares to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 30, 2013.

FLEETMATICS GROUP PLC

By:	/s/ James M. Travers
Name: James M. Travers Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Travers James M. Travers	Executive Director and Chief Executive Officer (Principal Executive Officer)	January 30, 2013

* Hazem Ben-Gacem	Non-Executive Director	January 30, 2013

* Andrew G. Flett	Non-Executive Director	January 30, 2013

* James F. Kelliher	Non-Executive Director	January 30, 2013

* J. Sanford Miller	Non-Executive Director	January 30, 2013

* Jack Noonan	Non-Executive Director	January 30, 2013

* Liam Young	Non-Executive Director	January 30, 2013

/s/ Stephen Lifshatz Stephen Lifshatz	Chief Financial Officer Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	January 30, 2013

*By:	/s/ Stephen Lifshatz
Stephen Lifshatz Attorney-in-Fact

FLEETMATICS USA GROUP HOLDINGS INC.		Authorized Representative in the United States

By:	/s/ James M. Travers	January 30, 2013
Name: James M. Travers
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Title	Incorporated by Reference From Form	Incorporated by Reference From Exhibit Number	Date Filed

5.1	Form of Opinion of Maples and Calder, Irish legal counsel of the Registrant.	—	—	Filed herewith

8.1	Form of Tax Opinion of Goodwin Procter LLP.	—	—	Filed herewith

8.2	Form of Tax Opinion of Maples and Calder (included in Exhibit 5.1).	—	—	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.	—	—	Filed herewith

23.2	Consent of SS&G, Inc., Independent Auditors.	—	—	Filed herewith

23.3	Form of Consent of Maples and Calder (included in Exhibit 5.1).	—	—	Filed herewith

23.4	Form of Consent of Goodwin Procter LLP (included in Exhibit 8.1)	—	—	Filed herewith

23.5	Consent of Frost & Sullivan.	F-1/A	10.12	December 13, 2011

24.1	Power of Attorney	F-1	24.1	January 22, 2013

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